                                                                    EXHIBIT 21.1

                  ROADMASTER INDUSTRIES, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT



                                                                                   JURISDICTION
NAME                                                                             OF INCORPORATION
- ----                                                                             ----------------
Roadmaster Corporation                                                               Delaware
International Sports and Fitness, Inc.                                               Delaware
Roadmaster Leisure, Inc.                                                          Ontario, Canada
Roadmaster Limited                                                                United Kingdom
Roadmaster Service Corp.                                                             Delaware
Roadmaster Receivables Corporation                                                   Illinois
Hutch Sports USA, Inc.                                                               Delaware
NWR, Inc., formerly known as Nelson/Weather-Rite, Inc.                               Delaware
Willow Hosiery Co., Inc.                                                             New York
AWTC, Inc. formerly known as Actava World Trade Corporation                          Delaware
Diversified Products Corporation                                                      Alabama
Diversified Trucking Corp.                                                            Alabama





                                       54